Exhibit 10.7

Execution Version

FIRST AMENDMENT

TO

MANAGEMENT AGREEMENT

This First Amendment to Management Agreement (this “Amendment”), is entered into as of May 4, 2020 by and between True FM2017-1, LLC, a Delaware limited liability company (“Owner”), and VineBrook Homes, LLC, a Delaware limited liability company (“Manager”) All capitalized terms used herein and not otherwise defined have the respective meaning given to such terms in the Management Agreement (as defined below).

RECITALS

A. The parties hereto previously entered into that certain Management Agreement, dated September 30, 2019 (the “Management Agreement”).

B. In accordance with Section 11.04 of the Management Agreement, the parties hereto desire to amend certain provisions of the Management Agreement as set forth herein.

AGREEMENTS

Section 1. Termination. Section 8.01(a) of the Management Agreement is hereby amended and restated in its entirety to read as follows:

“Automatically, in the event (i) Owner sells or otherwise disposes of all or substantially all of the Properties (which for purposes of clarification may include the sale of all or substantially all of the REIT’s or the OP’s direct or indirect ownership interests in Owner) or (ii) a Bankruptcy Event occurs with respect to Manager; or”

Section 2. Termination Fee. Section 8.02 of the Management Agreement is hereby amended and restated in its entirety to read as follows:

“If Owner terminates this Agreement pursuant to Section 8.01(e) before the end of the Term or any subsequent term year, then Owner shall be obligated to pay Manager an amount equal to three times the sum of the annual Property Management Fee for the trailing 12-month period; provided, however, if this Agreement is terminated prior to the one year anniversary of the date of this Agreement, (a) Owner shall pay Manager $1,000,000.00, in addition to the amount otherwise payable under this paragraph, and (b) the Property Management Fee will be annualized for such 12-month period based on such Property Management Fee earned by Manager during such period. Any amounts accruing to Manager prior to such termination, shall be due and payable upon termination of this Agreement. To the extent funds are available, such sums shall be payable from the Operating Account. Any amount due in excess of the funds available from the Operating Account shall be paid by Owner to Manager upon demand. For the avoidance of doubt, Acquisition Fees, Construction Fees, and fees attributable to Additional Services are not considered in the calculation of the Termination Fee.”

Section 3. Miscellaneous.

(a) Effect of Amendment. This Amendment is limited as specified herein and shall not constitute a modification, amendment or waiver of any other provision of the Management Agreement. Except as specifically amended by this Amendment, all other provisions of the Management Agreement are hereby ratified and remain in full force and effect.

(b) Single Document. From and after the date hereof, all references to the Management Agreement shall be deemed to be references to the Management Agreement as amended by this Amendment.

(c) Severability. In the event that any provision of this Amendment or the application of any provision of this Amendment is declared to be invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Amendment shall not be affected.

(d) Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

(e) Headings. The headings in this Amendment are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed and delivered this FIRST AMENDMENT TO MANAGEMENT AGREEMENT as of the date first written above.

True FM2017-1, LLC a Delaware limited liability company

By:	/s/Brian Mitts
Name: Brian Mitts Title: Authorized Signatory

[Signature Page to First Amendment to Management Agreement]

VINEBROOK HOMES, LLC a Delaware limited liability company By: VineBrook Management, LLC, its managing member

By:	/s/Dana W. Sprong
Name: Dana W. Sprong Title: Managing Partner

[Signature Page to First Amendment to Management Agreement]